As filed with the Securities and Exchange Commission on March 30, 2026

Registration Statement No. 333-273493

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-273493

UNDER

THE SECURITIES ACT OF 1933

_______________________

Zivo Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	87-0699977
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

_______________________

2125 Butterfield Road, Suite 100

Troy, MI 48084

(248) 452-9866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 _______________________

John Payne

Chief Executive Officer

Zivo Bioscience, Inc.

2125 Butterfield Road, Suite 100

Troy, MI 48084

(248) 452-9866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 _______________________

Copy to:

Bradley J. Wyatt

Greenberg Traurig, LLP

2375 E. Camelback Rd., Suite 800

Phoenix, AZ 85016

602-445-8507

 _______________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Zivo Bioscience, Inc., a Nevada corporation (the “Company”), is filing this Post Effective Amendment No. 1 (the “Post-Effective Amendment”) to the following Registration Statement on Form S-3 (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (File No. 333-273493) filed on July 27, 2023 and declared effective on August 3, 2023, originally registering the offer and sale of up to 2,996,260 shares of the Company’s common stock issuable upon the exercise of Series A Common Warrants and Series B Common Warrants by the selling stockholders named therein.

On February 15, 2024, the Company’s common stock was delisted from the Nasdaq Stock Market LLC (“Nasdaq”). The Company further intends to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended. Therefore, the Company has determined to terminate all offerings of securities under the Registration Statement. The Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Company in the Registration Statement, to remove from registration any and all securities registered but unsold or otherwise unissued as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on March 30, 2026.

ZIVO BIOSCIENCE, INC.

/s/ John Payne
John Payne Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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